FOR IMMEDIATE RELEASE:

Oakridge Global Energy Solutions, Inc.  Announces Acquisition of Shareholding in Leclanche S.A.

Melbourne, Florida – July 2,2015 – Oakridge Global Energy Solutions, Inc. (OTCQB: OGES), a global leader in the development and manufacturing of solid-state battery systems, today announced the closing of its acquisition of 11,000,000 shares of Leclanche S.A. (LECN: SW), previously held by asset management company Precept Fund Management SPC on behalf of Precept Fund Segregated Portfolio (“Precept”), the Company’s major shareholder.    In consideration for the transfer, Oakridge has issued Precept with 78,763,725 shares of common stock of Oakridge, the terms of which have been previously announced in the Company’s 8-K Current Report, as amended, respectively filed with the SEC on December 11, 2014, and March 2, 2015.  For additional information on this acquisition, please see these Current Reports and the 8-K Current Report filed with the Securities and Exchange Commission on July 2, 2015.

The 11,000,000 share acquisition by Oakridge represents the major shareholding interest in Leclanche S.A., and the closing price of LECN shares on the Swiss Stock Exchange on June 30, 2015, was CHF 3.68 (or approximately USD$4.00 per share at the prevailing exchange rate on June 30, 2015.

The acquisition was completed on June 30, 2015, by Oakridge’s newly formed, and previously announced, wholly-owned Hong Kong subsidiary, Oakridge Global Energy Solutions (Hong Kong) Limited, as part of Oakridge’s unfolding strategy to become a true global presence in the international lithium ion battery manufacturing sector.

Purpose of Acquisition

Oakridge is principally engaged in the research, development, manufacturing and marketing of a state-of-the-art range of Lithium Ion energy storage solutions, from individual cells to complete batteries and battery systems for the consumer market.  Following on from the recently announced successful completion of the Company’s comprehensive 18-month restructure of its business and operations, Oakridge now intends to proactively develop its global brand and cutting-edge technology by identifying strategic market opportunities and by partnering with key industry participants.

The Company is solidly working towards developing its existing businesses as well as continuously identifying new business segments in order to achieve its short and medium-term business plan targets, with the objective of a NASDAQ capital markets listing in the very near future.  With Leclanche’s 100 year-old tradition in Swiss engineering, combined with its German manufacturing expertise, management believes this acquisition strengthens the new Oakridge global brand and market strategy.

In addition, management believes the acquisition by Oakridge of Precept’s significant holdings in Leclanche will enhance the abilities of both Oakridge and Leclanche to further expand their respective product offerings in the global marketplace through their previously announced strategic alliance, and also will enable them both to access the Asian marketplace through Precept’s significant connections in Japan, China and Australasia, which will be made available by Precept to both companies as a result of this transaction.

“We are delighted to add Leclanche to Oakridge’s strategic investment portfolio.  It strengthens our existing capability and immediately enhances our global footprint, a key stated strategic objective for this year, as well as building on the strategic alliance announced last year between Oakridge and Leclanche,” said Steve Barber, Oakridge’s Executive Chairman and Chief Executive Officer.

Precept commented that “Leclanche is an extremely well known and revered name in the global battery industry, being the oldest continuously listed company on the Swiss Six Stock Exchange, first founded in 1909, and the inventor of the dry cell battery and a real pioneer in the modern-era energy storage marketplace.”

Precept continued, “We are also excited about the opportunities that Oakridge can bring to Leclanche, this being the first time that Leclanche has had a strategic battery industry shareholder, and Oakridge as that new strategic shareholder also presents Leclanche with the opportunity for a more global scope in its product reach. It also consolidates Precept’s two battery investments under one single holding, Oakridge, so as to maximize the benefits to both companies of the forthcoming Oakridge NASDAQ capital markets application.”

About Oakridge Global Energy Solutions, Inc.

Oakridge Global Energy Solutions is a publicly traded company, listed as OGES on the OTCQB whose primary business is the development, manufacturing and marketing of energy storage products.  For additional information about the Company, please see the Company’s 10-K Annual Report for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on May 8, 2015, and the Company’s website listed below.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov.

Contact:

Oakridge Global Energy Solutions, Inc.

www.oakg.net

751 North Drive, Suite 9

Melbourne, FL 32934

Ph: (321) 610-7959

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